AMENDED AND RESTATED

BY-LAWS

OF

OHIO NATIONAL FUND, INC.

Adopted February 13, 2018

ARTICLE I.

Offices

Section 1.    Principal Executive Office. The principal executive office of the Corporation shall be in the City of Montgomery, State of Ohio.

Section 2.    Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1.    Annual Meetings. An annual meeting of the shareholders of the Corporation shall not be required to be held in any year in which shareholders are not required to elect Directors under the Investment Company Act of 1940, as amended (the “1940 Act”), even if the Corporation is holding a meeting of the shareholders for a purpose other than the election of Directors. If the Corporation is required by the 1940 Act to hold a meeting to elect Directors, the meeting shall be designated as the Annual Meeting of shareholders for that year and shall be held within 120 days after the occurrence of an event requiring the election of Directors. The date of an Annual Meeting shall be set by appropriate resolution of the Board of Directors, and shareholders shall transact any business as may properly be brought before the Annual Meeting, including, if applicable, voting on the election of Directors.

Section 2.    Special Meetings. Special meetings of the shareholders, unless otherwise provided by law or by the Charter of the Corporation may be called for any purpose or purposes by a majority of the Board of Directors, the President or the Chairman of the Board, and shall be called by the President or Secretary on the written request of shareholders entitled to cast 25% of the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at the meeting; provided, however, that unless requested by shareholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding 12 months.

Section 3.    Place of Meetings. The regular meeting, if any, and any special meeting of the shareholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

Section 4.    Notice of Meetings; Waiver of Notice.

(a)    Notice of the place, date and time of the holding of each regular and special meeting of the shareholders and the purpose or purposes of the meeting shall be given personally, by mail, or (if permitted under the Investment Company Act of 1940) by an electronic transmission to any address or number of the shareholder at which the shareholder receives electronic transmissions, not less than 10 nor more than 90 days before the date of such meeting, to each shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting; provided, however, that if the Corporation has received a request from a shareholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the shareholder by electronic transmission. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Corporation (including those of the Corporation’s transfer agent or other agent), with postage thereon prepaid. The notice of every meeting of shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

(b)    Notice of any meeting of shareholders shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.

Section 5.    Organization. At each meeting of the shareholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman’s absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in the absence or the inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the shareholders shall act as chairman of the meeting. The Secretary, or in his or her absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6.    Quorum and Voting.

(a)    Quorum. Shareholders present (including by proxy) entitled to cast one-third of the votes entitled to be cast at a shareholders’ meeting constitutes a quorum for the transaction of business at such meeting.

(b)    Voting Power. Except as otherwise provided by statute or the Charter of the Corporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock and a fractional vote for each such fraction of a share of stock standing in his or her name on the record of shareholders of the Corporation as of the record date determined pursuant to Section 6 of Article VI hereof, or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed, or (ii) the 30th day before the meeting. In all elections for Directors, each share of stock may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted.

(c)    Proxies. Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him or her by a proxy signed by such shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

(d)    Minimum Vote. Except as otherwise provided by statute (including the 1940 Act), the Charter of the Corporation or these By-Laws, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes cast at a meeting of shareholders at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on such action, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

Section 7.    Consent of Shareholders in Lieu of Meeting.

(a)    Unanimous Consent. Except as provided by this Sub-Section (a), any action required to be taken at any regular or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed in paper or electronic form with the records of shareholders’ meetings.

(b)    Less Than Unanimous Consent. Shareholders of any class of common stock of the Corporation may take any action or consent to any action that could otherwise be taken at a shareholders meeting by delivering a consent, in writing or by electronic transmission, of the shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a shareholders meeting if the Corporation gives notice of the action not later than 10 days after the effective date of the action to each holder of the applicable class or classes of common stock and to each shareholder who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE III

Board of Directors

Section 1.    General Powers. Except as otherwise provided in the Charter of the Corporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by law or by the Charter of the Corporation or these By-Laws.

Section 2.    Number of Directors. The number of Directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of Directors shall in no event be less than three (except for any period during which shares of the Corporation are held by fewer than three shareholders) nor more than 15. Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term unless such Director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be shareholders.

Section 3.    Election and Term of Directors. Directors shall be elected by a plurality of the votes cast at a regular meeting of shareholders, if any, or at a special meeting held for that purpose. The term of office of each Director shall be from the time of his or her election and qualification until his or her successor shall have been elected and shall have qualified, or until his or her earlier death, resignation, or removal as hereinafter provided in these By-Laws, or as otherwise provided by statute, the Charter of the Corporation or a retirement policy adopted by the majority of the Board of Directors that is in full force and effect.

Section 4.    Resignation. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    Removal of Directors. Any Director of the Corporation may be removed with or without cause at any time: (i) by the shareholders by a vote of a majority of the votes entitled to be cast for the election of Directors or (ii) by the Directors by vote of not less than a majority of the Directors then in office.

Section 6.    Vacancies. A majority of the Directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause, including an increase in the number of Directors; provided, however, that no vacancies shall be filled by action of the Directors if, after the filling of said vacancy or vacancies, fewer than two-thirds of the Directors then holding office shall have been elected by the shareholders of the Corporation. A vacancy in any office of a Director may also be filled by election by the shareholders of the Corporation at a meeting called for such purpose. A Director elected by the Board of Directors of the Corporation to fill a vacancy serves until his or her successor shall have been elected and shall have qualified, or until his or her earlier death, resignation, or removal as provided in these By-Laws, or as otherwise provided by statute or the Charter of the Corporation.

Section 7.    Regular Meetings. Regular meetings of the Board may be held with notice at such times and places as may be determined by the Board of Directors.

Section 8.    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, or by a majority of the Directors either in writing or by vote at a meeting, and may be held with notice at such times and places as may be determined by the Board of Directors.

Section 9.    Notice of Special Meetings. Notice of each special meeting of the Board, if required, shall be given by the Secretary, Chairman of the Board or President as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director, either personally or by telephone, fax, e-mail or other electronic means regularly used to communicate with such Director, at least 24 hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, or by commercial delivery services addressed to him or her at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 10.    Waiver of Notice of Special Meetings. Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, deliver a written waiver or a waiver by electronic transmission which is filed with the records of the meeting, or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

Section 11.    Quorum and Voting. A majority of the members of the entire Board shall be present at any meeting of the Board to constitute a quorum for the transaction of business at such meeting and, except as otherwise expressly required by statute, the Charter of the Corporation, these By-Laws, the 1940 Act or other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat may adjourn the meeting from time to time, but not for a period greater than 30 days at any one time, to another time and place until a quorum shall attend. Notice of the time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 12.    Chairman. The Board of Directors may at any time appoint one of its members as Chairman of the Board, who shall serve at the pleasure of the Board and who shall perform and execute such duties and powers as may be conferred upon or assigned to him or her by the Board or these By-Laws, but who shall not by reason of performing and executing these duties and powers be deemed an officer or employee of the Corporation.

Section 13.    Organization. At every meeting of the Board of Directors, the Chairman of the Board, if one has been selected and is present, shall preside. In the absence or inability of the Chairman of the Board to preside at a meeting, the President, or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at it. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 14.    Written Consent of Directors in Lieu of a Meeting. Except as otherwise expressly required by statute, the Charter of the Corporation, these By-Laws, the 1940 Act or other applicable statute, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are writings that are filed in paper or electronic form with the minutes of proceedings of the Board or committee.

Section 15.    Meeting by Telephone Conference or Electronic Means. Except as otherwise expressly required by statute, the Charter of the Corporation, these By-Laws, the 1940 Act or other applicable statute, members of the Board of Directors may participate in a meeting by means of a telephone conference or other communications equipment if all persons participating in the meeting can hear each other at the same time.

Section 16.    Compensation. Any Director, whether or not he or she is a salaried officer, employee or agent of the Corporation, may be compensated for his or her services as Director or as a member of a committee, or as chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Directors may from time to time determine.

ARTICLE IV

Committees

Section 1.    Committees of the Board. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee, Compensation Committee, Audit Committee, Nomination Committee, or any other committee of the Board, each of which shall consist of two or more of the Directors of the Corporation, which committee shall have and may exercise all of the powers and authority of the Board or such powers and duties as the Board of Directors may, by resolution, prescribe with respect to all matters other than as set forth in Section 2 of this Article IV.

Section 2.    Limitation of Committee Powers. No committee of the Board shall have power or authority to:

(a)	recommend to shareholders any action requiring authorization of shareholders pursuant to statute or the Charter;

(b)	take any action required to be taken by the Board of Directors by the 1940 Act;

(c)	amend or repeal these By-Laws or adopt new By-Laws;

(d)	declare dividends or other distributions or issue capital stock of the Corporation; or

(e)	approve any merger or share exchange which does not require shareholder approval.

The foregoing limitations shall not preclude a committee of the Board from being charged by the Board with considering one of the foregoing actions and recommending whether such actions be taken by the Board.

Section 3.    General. A majority of the members of any committee shall be present at any meeting of such committee to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member or any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee.

Each committee shall keep minutes of its proceedings when exercising any of the powers of the Board of Directors. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

ARTICLE V

Officers, Agents and Employees

Section 1.    Number and Qualifications. The officers of the Corporation shall be a President, Chief Compliance Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except that no person shall be both President and Vice President. If any instrument is required by law to be executed, acknowledged or verified by more than one officer, no individual shall execute, acknowledge or verify the instrument in more than one capacity. The Board may from time to time elect or appoint, or delegate to the President or other officer the power to appoint, such other officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2.    Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.    Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights. Notwithstanding anything to the contrary in these By-Laws, the Chief Compliance Officer may be removed from his or her responsibilities by action of (and only with the approval of) the Corporation’s Board of Directors, including a majority of the Directors who are not interested persons of the Corporation.

Section 4.    Tenure. Each officer shall hold the officer’s respective office until a successor is appointed or elected and qualifies or until the officer’s earlier removal, resignation or death.

Section 5.    Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any committee or to any officer in respect of other officers under his or her control. No officer shall be precluded from receiving such compensation by reason of the fact that he or she is also a Director of the Corporation.

Section 6.    Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Board may require.

Section 7.    President. The President shall be the Chief Executive Officer of the Corporation and the principal executive officer of the Corporation for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibilities conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002. In the absence of the Chairman of the Board (or if there be none), he or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he or she may delegate these powers.

Section 8.    Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Corporation’s written policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall be required to provide the Board of Directors such reports and at such times as required by Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall also, no less frequently than annually, meet separately with the Corporation’s independent Directors.

Section 9.    Vice Presidents. In the absence or disability of the President, or when so directed by the President, any Vice President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. Each Vice President shall perform such other duties as from time to time may be conferred upon or assigned to him or her by the Board or the President.

Section 10.    Treasurer. The Treasurer shall be the Corporation’s Chief Financial Officer under the 1940 Act and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all the Treasurer’s transactions as Treasurer; and as soon as possible after the close of each financial year, the Treasurer shall make and submit to the Board of Directors a like report for such financial year. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors, and perform such other duties as may be assigned to the Treasurer by the President. The Treasurer shall be considered the principal financial officer of the Corporation for purposes of Section 6 of the Securities Act of 1933, as amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-Oxley Act of 2002.

Section 11.    Assistant Treasurers. In the absence or disability of the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Treasurer.

Section 12.    Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Corporation’s shareholders and record all the proceedings thereof and shall perform like duties for any committee of the Board when required. The Secretary shall give, or cause to be given, notice of meetings of the shareholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or President. The Secretary shall perform all acts incidental to the office of Secretary, subject to the control of the Board of Directors, and perform such other duties as may be assigned to the Secretary by the President.

Section 13.    Assistant Secretaries. In the absence or disability of the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Such Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Secretary.

Section 14.    Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any Director.

ARTICLE VI

Capital Stock

Section 1.    Stock Certificates. All shares of all classes of stock of the Corporation shall be issued without certificates. On request by a shareholder, the Corporation shall send the shareholder, without charge, a written statement of the class and number of shares of stock of the Corporation owned by the shareholder as reflected on the books of the Corporation (including those of the Corporation’s transfer agent or other agent). Additionally, upon request, the Corporation shall send a shareholder, without charge, a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

Section 2.    Recording and Transfer Without Certificates. The Corporation shall have full power to participate in any program approved by the Board of Directors providing for the recording and transfer of ownership of shares of the Corporation’s stock by electronic or other means without the issuance of certificates.

Section 3.    Rights of Inspection. There shall be kept at the principal executive office, which shall be available for inspection during usual business hours in accordance with the General Laws of the State of Maryland, the following corporate documents: (a) By-Laws, (b) minutes of proceedings of the shareholders, (c) annual statements of affairs, and (d) voting trust agreements, if any. One or more persons who together are and for at least six months have been shareholders of record of at least five percent of the outstanding stock of any class may inspect and copy during usual business hours the Corporation’s books of account and stock ledger in accordance with the General Laws of the State of Maryland.

Section 4.    Transfer of Shares. Transfers of shares of stock of the Corporation shall be made as described in the Corporation’s Registration Statement, as filed with the U.S. Securities and Exchange Commission, in effect at the time of the transfer.

Section 5.    Transfer Agents and Registrars. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. The duties of Transfer Agent and Registrar may be combined.

Section 6.    Record Date and Closing of Transfer Books. The Board of Directors may set a record date for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting (or any adjournment thereof), receive a dividend, or be allotted or exercise other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; and, in the case of a meeting of shareholders, the record date shall be at least 10 days before the date of the meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 7.    Stock Ledgers. The Corporation’s stock ledgers shall contain the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. Such stock legers shall be kept at the offices of the Transfer Agent(s) of the Corporation’s capital stock.

ARTICLE VII

General Provisions

Section 1.    Fiscal Year. Unless otherwise determined by the Board, the fiscal year of the Corporation shall end on the last day of December in each year.

Section 2.    Annual Statements. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the shareholders based upon each such examination shall be mailed to each shareholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his or her address as the same appears on the books of the Corporation (including those of the Corporation’s transfer agent or other agent). Such annual statement shall also be placed on file at the Corporation’s principal executive office. Each such report shall show the assets and liabilities of the Corporation as at the close of the annual or semi-annual period covered by the report and the securities and other investments in which the funds of the Corporation were then invested. Such report shall also show the Corporation’s income and expenses for the period from the end of the Corporation’s preceding fiscal year to the close of the annual or semi-annual period covered by the report and any other information required by the 1940 Act, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

ARTICLE VIII

Indemnification of Directors and Officers

Section 1.    Indemnification. The Corporation shall indemnify its Directors to the fullest extent that indemnification of Directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its Directors and to such further extent as is consistent with law. The Corporation shall indemnify its Directors and officers who, while serving as Directors or officers, also serve at the request of the Corporation as a Director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law. This Article IX shall not protect any such person against any liability to the Corporation or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Section 2.    Advances. Any current or former Director or officer of the Corporation claiming indemnification within the scope of this Article IX shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with proceedings to which he or she is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as such statutes are now or hereafter in force.

Section 3.    Procedure. On the request of any current or former Director or officer requesting indemnification or an advance under this Article IX, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the 1933 Act and the 1940 Act, as such statutes are now or hereafter in force, whether the standards required by this Article IX have been met.

Section 4.    Other Rights. The indemnification provided by this Article IX shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of shareholders or disinterested Directors or otherwise, both as to action by a Director or officer of the Corporation in his or her official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.    Maryland Law. References to the Maryland General Corporation Law are to such law as from time to time amended.

ARTICLE IX

Amendments

These By-Laws may be amended, altered or repealed only by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.